Exhibit 5.1

January 17, 2012

Greenway Medical Technologies, Inc.

121 Greenway Boulevard

Carrolton, Georgia 30117

Re:

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Greenway Medical Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-175619) of the Company (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the proposed underwritten public offering (the “Offering”) of up to an aggregate of 7,666,667 shares and any additional shares to be issued by the Company  pursuant to Rule 462(b) (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), of which 6,349,324 Shares may be sold by the Company (including up to 1,000,000 shares of Common Stock that may be sold by the Company upon exercise of the option granted to the underwriters of the Offering as well as any additional shares to be issued by the Company pursuant to Rule 462(b)) (the “Company Shares”), and up to 1,317,343 shares (the “Selling Stockholder Shares”) may be sold by certain selling stockholders (the “Selling Stockholders”). In connection with, and immediately prior to, the consummation of the Offering, Greenway Medical Technologies, Inc. a Georgia corporation, will merge with and into the Company with the Company as the surviving corporation (the “Merger”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and cannot be relied upon for any other purpose.

 The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company, the Selling Stockholders and the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and exhibits thereto and such documents, resolutions, corporate records, certificates and other instruments of the Company as we have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (iii) the authenticity of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, statements and representations of representatives of the Company. We have also assumed that the Company Shares will be sold for a price per share not less than the par value per share of the Common Stock, and that the Shares will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

Based upon and subject to the foregoing, we are of the opinion that:

When (i) the Merger is consummated, (ii) the Registration Statement becomes effective under the Securities Act, (ii) the price at which the Company Shares are to be sold has been approved by or on behalf of the Board of Directors of the Company and (iii) the Company Shares have been duly issued and delivered against payment therefore in the manner set forth in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Company Shares and the Selling Stockholder Shares will be duly authorized, validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change after the date of effectiveness of the Registration Statement in the circumstances or the law that may bear on the matters set forth herein, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Paul Hastings LLP